UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2022

Commission File Number: 001-38213

ARCIMOTO, INC.

(Exact Name of Registrant as Specified in Charter)

Oregon	26-1449404
(State of Incorporation)	(IRS Employer
Identification No.)

2034 West 2nd Avenue, Eugene, OR	97402
(Address of Principal Executive Offices)	(Zip Code)

(541) 683-6293

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	FUV	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Common Stock Purchase Agreement

On October 4, 2022, Arcimoto, Inc., an Oregon corporation (the “Company”), entered into a Common Stock Purchase Agreement (the “Common Stock Purchase Agreement”) with Tumim Stone Capital LLC (the “Investor”). Under the terms and subject to the conditions of the Common Stock Purchase Agreement, the Company has the right, but not the obligation, to sell to the Investor, and the Investor is obligated to purchase, up to $50,000,000 of newly issued shares (the “Total Commitment”) of the Company’s common stock, no par value (the “Common Stock”), from time to time during the term of the Common Stock Purchase Agreement, subject to certain limitations and conditions, including the Company obtaining the Shareholder Approval (as defined below).

The Company is initially precluded from selling any shares of Common Stock to the Investor under the Common Stock Purchase Agreement, unless and until (among other things) the Company first obtains shareholder approval (the “Shareholder Approval”) to issue to the Investor in excess of 19.99% of the shares of Common Stock outstanding immediately prior to the execution of the Common Stock Purchase Agreement in accordance with the applicable rules of the Nasdaq Stock Market LLC (“Nasdaq”). Unless and until the Shareholder Approval is obtained, the Company cannot sell any shares of Common Stock to the Investor under the Common Stock Purchase Agreement, unless the Investor were to agree to waive satisfaction of such condition, which it may or may not elect to do in its sole and absolute discretion. Pursuant to the Common Stock Purchase Agreement, the Company has agreed to use its reasonable best efforts to obtain the Shareholder Approval at a meeting of the Company’s shareholders no later than June 30, 2023 (the “Shareholder Approval Deadline”). If the Company does not obtain the Shareholder Approval by the Shareholder Approval Deadline, the Investor will then have the right to terminate the Common Stock Purchase Agreement at any time thereafter in its discretion. In addition, a beneficial ownership limitation in the Common Stock Purchase Agreement limits the Company from directing the Investor to purchase shares of Common Stock if such purchases would result in the Investor beneficially owning more than 4.99% of the then outstanding shares of Common Stock (which the Investor can elect to increase to 9.99% at its sole discretion effective upon at least 61 calendar days’ prior written notice to the Company).

From and after the initial satisfaction of the conditions to the Company’s right to commence sales of Common Stock to the Investor (such event, the “Commencement,” and the date of initial satisfaction of all such conditions, the “Commencement Date”), including the Company obtaining the Shareholder Approval described above, the Company may from time to time thereafter in its discretion direct the Investor to purchase up to a certain maximum amount of shares of Common Stock in one or more purchases, at a purchase price per share equal to 95.0% of the average of the daily volume weighted average prices (or “VWAP”) of the Common Stock for the three-consecutive trading day period commencing on the trading day immediately following the date on which the Company timely delivers written notice for such purchase to the Investor in accordance with the Common Stock Purchase Agreement (each such purchase, a “VWAP Purchase”). The Company will control the timing and amount of any such sales of Common Stock to the Investor. Actual sales of shares of Common Stock to the Investor will depend on a variety of factors to be determined by the Company from time to time, including, among other things, market conditions, the trading price of the Common Stock, and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

In addition to the VWAP Purchases described above, from and after the Commencement Date, upon prior written notice to and consent of the Investor, the Company will also have the right, but not the obligation, from time to time, to direct the Investor to make VWAP Purchases of Common Stock in purchases that are subject to higher maximum share amount limitations than the regular VWAP Purchases described above, as further described in the Common Stock Purchase Agreement, by timely delivering written notice for such purchase to the Investor in accordance with the Common Stock Purchase Agreement at per share calculated in the same manner as a regular VWAP Purchase described above (each such purchase, an “Alternative VWAP Purchase”). The Company may deliver a purchase notice (for either type of purchase) to the Investor on any trading day on which the closing sale price of the Common Stock is equal to or greater than $1.00 (subject to adjustment as set forth in the Common Stock Purchase Agreement), and provided that at least three trading days has elapsed since the date on which the most recent prior notice for a VWAP Purchase or Alternative VWAP Purchase was delivered by the Company to the Investor and all shares of Common Stock subject to prior VWAP Purchase Notices and Alternative VWAP Purchase Notices have been received by the Investor, unless such conditions are waived by the Investor.

The maximum number of shares of Common Stock that we may elect to sell to the Investor any single VWAP Purchase will be equal to the lowest of: (i) 100% of the average daily trading volume in the Common Stock on Nasdaq for the five consecutive trading day period ending on (and including) the trading day immediately preceding the date we deliver notice of such purchase to the Investor; (ii) 20% of the daily trading volume in the Common Stock on Nasdaq on the applicable notice delivery date; and (iii) the quotient (rounded up or down to the nearest whole number) obtained by dividing (i) $10,000,000 by (ii) the VWAP of the Common Stock on Nasdaq on the applicable notice delivery date (in each case to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction during the applicable period); provided that we and the Investor can mutually agree in writing to increase the maximum number of shares of Common Stock to be purchased by the Investor in connection with a particular VWAP Purchase. The maximum number of shares of Common Stock that we may elect to sell to the Investor any single Alternative VWAP Purchase will be equal to the lowest of: (i) 500% of the average daily trading volume in the Common Stock on Nasdaq for the five consecutive trading day period ending on (and including) the trading day immediately preceding the date we deliver notice of such purchase to the Investor; (ii) 100% of the daily trading volume in the Common Stock on Nasdaq on the applicable notice delivery date; and (iii) the quotient (rounded up or down to the nearest whole number) obtained by dividing (i) $25,000,000 by (ii) the VWAP of the Common Stock on Nasdaq on the applicable notice delivery date (in each case to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction during the applicable period); provided that we and the Investor can mutually agree in writing to increase the maximum number of shares of Common Stock to be purchased by the Investor in connection with a particular Alternative VWAP Purchase.

The Commencement Date is expected to be promptly following the date that the Company obtains the Shareholder Approval, unless the Investor were to agree to waive satisfaction of such condition, which it may or may not elect to do in its sole and absolute discretion. Unless earlier terminated, the Common Stock Purchase Agreement will automatically terminate upon the earliest of (i) the expiration of the 24-month period following the Commencement Date, (ii) the Investor’s purchase or receipt of the Total Commitment worth of Common Stock, or (iii) the occurrence of certain other events set forth in the Common Stock Purchase Agreement. The Company has the right to terminate the agreement at any time after Commencement, at no cost or penalty, upon five trading days’ prior written notice to the Investor. The Investor has the right to terminate the agreement upon five trading days’ prior written notice to the Company, but only upon the occurrence of certain events set forth in the Common Stock Purchase Agreement.

The Company intends to use the net proceeds, if any, from the offering of Common stock pursuant to the Common Stock Purchase Agreement for working capital and general corporate purposes. The Common Stock Purchase Agreement contains customary representations, warranties and agreements by the Company, customary representations and warranties of the Investor, customary conditions to Commencement, and customary indemnification obligations of the Company.

Pursuant to the terms of the Common Stock Purchase Agreement, as consideration for its commitment to purchase shares of Common Stock from time to time at our direction, we issued 386,369 shares of Common Stock to the Investor on October 5, 2022 as “initial commitment shares” (representing 50% of the total number of “commitment shares” that we have agreed to issue to the Investor for its commitment to purchase Common Stock at our direction under the Common Stock Purchase Agreement), and we have agreed to issue 386,369 additional shares of Common Stock as “additional commitment shares” (representing the balance of the total number of “commitment shares” we have agreed to issue to the Investor under the Common Stock Purchase Agreement) to the Investor, if and when the Company has obtained the Shareholder Approval, as required in order for the Company to begin making sales of Common Stock to the Investor pursuant to the Common Stock Purchase Agreement.

The Common Stock Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the terms of the Common Stock Purchase Agreement set forth above is qualified in its entirety by reference to such exhibits

Registration of Securities

The shares of Common Stock issuable pursuant to the Common Stock Purchase Agreement are being offered pursuant to an effective shelf registration statement on Form S-3 (File No 333-261955), which was declared effective by the Securities and Exchange Commission (the “SEC”) on January 13, 2022, and a prospectus supplement to the base prospectus, expected to be filed by the Company with the SEC on October 5, 2022 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

In connection with the offering of Common Stock pursuant to the Common Stock Purchase Agreement, the legal opinion letter of Nelson Mullins Riley & Scarborough LLP, counsel to the Company, regarding the validity of the shares of Common Stock issued from time to time pursuant to the Common Stock Purchase Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K. The legal opinion letter is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description
5.1	Opinion of Nelson Mullins Riley & Scarborough LLP, dated October 4, 2022
10.1	Common Stock Purchase Agreement, dated October 4, 2022, between Arcimoto, Inc. and Tumim Stone Capital LLC
23.1	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2022	ARCIMOTO, INC.

	By:	/s/ Jesse Fittipaldi
	Name:	Jesse Fittipaldi
	Title:	Interim Chief Executive Officer

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